Exhibit 10.1


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement"), dated as of November 1, 2004, by and between Kevin S. Flannery, an individual residing at 255 Farmington Drive, Charlottesville, VA 22901 (the "Consultant") and Scan-Optics, Inc., with its principal place of business at 169 Progress Drive, Manchester, Connecticut 06040 (the "Company").

         WHEREAS, the Consultant is an independent contractor who provides consulting services; and

         WHEREAS, the Company wishes to obtain such services for its benefit.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, agree as follows:

         1. Services. The Company hereby engages the Consultant to provide to the Company consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Chief Executive Officer or Board of Directors (the "Services"). The Consultant shall devote such time to the performance of such services as may be required to fulfill his obligations under this Agreement, but, in no event shall the Consultant devote to the performance of such services less than six (6) hours during any month, excluding time spent, as a director, in connection with preparing for and attending Board and committee meetings. Consultant shall provide the Services at times and places mutually agreed upon by the Company and Consultant.

         2. Fees and Expenses.
            -----------------

         (a) Consulting Fees. The Company shall pay to the Consultant consulting fees of $1,666.67 per month (the "Monthly Consulting Fee"), payable in arrears on the last day of each month. Payment for any partial month shall be prorated.

         (b) Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof.

         (c) All Fees and Expenses shall be paid to the Consultant net of applicable withholding, sales or similar taxes.

         3. Term.
            -----

         (a) Subject to paragraph 3(b), the term of this Agreement shall commence on November 1, 2004 and shall continue until terminated in accordance with this Agreement.


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         (b) Either party may  terminate  this  Agreement,  for any reason or no reason, upon thirty (30) business day's prior notice (the "Termination Date") to the other party.


         Upon the termination of this Agreement pursuant to this Section 3(b), the Company shall reimburse the Consultant for all out-of-pocket expenses incurred by the Consultant in the performances of Services which have not been previously reimbursed by the Company. The Monthly Fee shall be deemed fully earned when paid.

         4. Nature of Relationship. The Consultant will act under this Agreement as independent contractors with duties solely to the Company. Nothing in this Agreement shall be deemed to create a fiduciary, agency, employment or joint venture relationship between the Consultant, on one hand, and the Company, on the other hand. Nothing in this Agreement shall be deemed to confer on any person or entity other than the Consultant and the Company or their respective successors and assigns any relationship, rights or remedies under or by reason of this Agreement or of the Services to be rendered by the Consultant.

         5. Use of Materials. The Company acknowledges that all advice (whether written or oral) given by the Consultant to the Company in connection with the Services or otherwise under this Agreement is intended solely for the benefit and use of the Company (limited to its management and its Board). The Company agrees that, except as required by law, no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner, nor shall any public references to the Consultant be made by the Company, without the Consultant's prior written consent.

         6. Confidentiality. For purposes of this Agreement, "Confidential Information" shall mean any and all information disclosed by the Company to the Consultant relating to its business or technology that Company designates as being "non-public" or "confidential" or which, under the circumstances surrounding disclosure, the Consultant reasonably should recognize should be treated as confidential. Confidential Information includes, for example and without limitation, Company's confidential business or technical information, such as financial information or data, marketing techniques and material, business plans and strategies, business operation and systems, pricing policies, information concerning employees, customers, and/or vendors, trade secrets, discoveries, inventions, improvements, research, development, know-how, designs, products, compositions, prototypes, or physical materials and manufacturing processes. The Consultant may use the Confidential Information only to provide the Services, and shall hold any Confidential Information confidential in accordance with its customary policies relating to any non-public or proprietary information at least as broad in scope as the Consultant's obligations hereunder. The Consultant may only disseminate Confidential Information to those employees, members, attorneys, consultants or associates of the Consultant who have: (i) a demonstrable need to know; (ii) been informed of the Consultant's obligations hereunder; and (iii) are bound by an obligation of confidentiality to the Consultant. A breach of such agreement shall be considered a material breach hereunder. Except as expressly provided in the preceding two sentences, the Consultant shall not: (i) publish, disseminate or otherwise disclose or make available Confidential Information received hereunder to any person, Consultant or corporation without prior written consent of the Company; or (ii) use Confidential Information for any purpose including, without limitation, selling, leasing, renting, licensing, marketing or otherwise distributing any Confidential Information or products or services embodying or derived from same. The Consultant agrees to use the same degree of care that it uses to protect its confidential information of similar importance, to prevent any unauthorized



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disclosure of Confidential  Information,  but in no event less than a reasonable degree of care. The Consultant shall not publicize or disclose beyond those persons to whom Confidential Information may be disclosed hereunder the existence and the terms of this Agreement or the discussions that arise in connection with this Agreement and all such information shall be deemed Confidential Information for all purposes hereof. The Consultant shall have no obligation under this Agreement to maintain in confidence any information: (i) is in the public domain at the time of disclosure; (ii) though originally Confidential Information, subsequently becomes part of the public knowledge through no fault of the Consultant, as of the date of its becoming part of the public knowledge; (iii) though originally Confidential Information, subsequently is rightfully received by the Consultant without obligations of confidence from a third party who is free to disclose the information, as of the date of such third-party disclosure; or (iv) is independently developed by the Consultant without the use of any Confidential Information, as of the date of such
independent   development.   The  Consultant   shall  be  entitled  to  disclose
Confidential Information in response to a court order or as otherwise required by law; provided however, that the Consultant notifies the Company prior to such disclosure, in order to give the Company reasonable time to contest such order. Without limiting the foregoing, the Consultant shall not (i) contact, on behalf of the Company, any third party or (ii) disclose to any third party that it has been engaged by the Company pursuant to this Agreement or otherwise, without the prior consent of the Company.

         7. Communications. The Company acknowledges that various communications systems and networks do not necessarily represent a secure environment in which to conduct communications. These systems include certain telephone systems, computer networks and the Internet. Nevertheless, the Company authorizes the Consultant (including the Consultants) to use such systems (including sending and receiving electronic mail) for communication of sensitive information about the Company.

         8. Indemnification. The Company shall defend, indemnify and hold harmless the Consultant, its members, managers, employees, the Consultants, and their respective heirs, successors, assigns and affiliates (each an "Indemnified Party") from and against any and all losses, deficiencies, claims, actions, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees and expenses, both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision (collectively, the "Damages"), caused by, based upon, resulting from or arising out of this Agreement and/or the provision of the Services to the Company by the Consultant or the Consultants, except if and to the extent Damages result directly from the Indemnified Party's gross negligence or willful misconduct or material breach of this Agreement.

         9.  Survival.  The provisions of Sections 2, 4, 5, 6, 7, 9, 10 and this
Section 9 shall survive the termination of this Agreement.


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10.      Governing Law; Jurisdiction.
         ---------------------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut with respect to contracts made and to be performed entirely therein and without regard to choice of law principles thereof. Any controversy arising out of or relating to this Agreement shall be settled by arbitration before an arbitrator in Hartford, Connecticut, in accordance with the then-effective American Arbitration Association's rules for resolution of commercial disputes as modified by the provisions of this Agreement.

         (b) If a dispute arises with respect to this Agreement, the parties shall in good faith attempt to resolve such dispute. A demand for arbitration may be filed only if the parties in good faith fail to agree on a mutually satisfactory resolution of the dispute after 30 days. The parties shall attempt for two weeks to agree on a single arbitrator. If they are unable to agree, the parties shall request that the American Arbitration Association in Hartford, Connecticut choose an arbitrator for them. The decision of the arbitrator shall be final, binding and non-appealable.

         (c) The parties (A) consent to the exclusive jurisdiction of the state and federal courts located in the Hartford, Connecticut for all purposes in connection with arbitration, including the entry of judgment on any award; (B) waive any objection to laying venue in any such court; (C) waive any objection that any such court is an inconvenient forum or does not have jurisdiction over any party; and (D) consent that any process, notice of motion or other application to such courts, and any papers in connection with arbitration, may be served by registered or certified mail, return receipt requested, by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

         (d) The arbitrator shall have no power to alter or modify any express provision of this Agreement or to render an award, which has the effect of altering or modifying any express provision of this Agreement. The arbitrator shall be prohibited from issuing any award providing for multiple or punitive damages. The parties shall pay their own costs and attorneys' fees associated with the arbitration.

         (e) Nothing in this Agreement shall preclude either party from seeking injunctive or other equitable relief (without the necessity of posting a bond) from any state or federal court of competent jurisdiction located in Hartford, Connecticut in order to avoid irreparable harm pending arbitration and/or to avoid rendering any arbitration award on the merits from becoming ineffectual or unenforceable.

         11. Miscellaneous.
             -------------

         (a) If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (b) This Agreement contains the entire understanding of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both the Company and the Consultant. No waiver of any rights under this Agreement will be effective unless in writing,



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signed by the party  against  whom  enforcement  of such  waiver is sought.  The waiver of a default shall not constitute a waiver of any other default, and the failure of either party to enforce any right or remedy for any one default shall not be deemed a waiver of such right or remedy if the offending party persists in such default or commits another default, nor shall such failure in any way affect the validity of the Agreement or any provision of this Agreement.

         (c) All notices under this Agreement shall be sufficient if delivered by registered or certified mail, overnight mail or personal service. Any notice shall be deemed to be given only upon actual receipt or refusal of receipt to the address of the Company or the Consultant, as the case may be, set forth above or such other address as such party shall have specified in writing to the other party in accordance with this Section 11(c).

         (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears on such counterpart, but all of which together shall constitute but one and the same instrument.

         (e) This Agreement, and any right or obligation under this Agreement, may not be assigned, transferred or delegated by either party without the express prior written consent of the other party. Subject to the foregoing, this Agreement and the obligations hereunder shall be binding on the representatives, assigns, and successors of the party in question and shall inure to the benefit of the assigns and successors of such party.



         IN WITNESS HEREOF, the undersigned have hereunto set their hands, intending thereby to be legally bound as of the date set forth above.







                                           /s/ Kevin S. Flannery
                                               ------------------------
                                               Kevin S. Flannery




                                          SCAN-OPTICS, INC.




                                            By:   /s/ Logan Clarke, Jr.
                                               ------------------------

                                          Name:   Logan Clarke, Jr.
                                          Title:  Acting Chief Executive Officer
                                                  and President





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